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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-35245 and 333-55838; the "Registration Statement") of Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), relating to the 1997 Incentive Plan of the Company of information contained in our reserve report that is summarized as of December 31, 2001 in our summary letter dated February, 20, 2002, relating to the oil and gas reserves and revenue, as of December 31, 2001, of certain interests of the Company.

         We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statement and the Prospectus to which the Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statement and the Prospectus to which the Registration Statement relates.

                                 [Signature of Fairchild, Ancell & Wells, Inc.]

                                 Fairchild, Ancell & Wells, Inc.

Houston, Texas
March 22, 2002